[Prudential Logo]
Prudential Asset Resources
2100 Ross Avenue , Suite 2500
Dallas, TX 75201
Tel 214-777-4500 Fax 214-777-4556
Annual Compliance Statement
To: (see attached Distribution List)
Re: Commercial Mortgage Pass-Through Certificates,
Series 2006-PWR14
I, Catherine J. Rodewald, President and Chief Executive Officer of Prudential Asset
Resources, Inc. (the "Company") hereby certify with regard to the Company's role as a
Master Servicer under the Pooling and Servicing Agreement, (the "Agreement") dated as of December 1, 2006 pertaining to the above-referenced certificates, that:
(i)
a review of the activities of the Company as a Master Servicer under the Agreement during the period from January 1, 2007 to
December 31, 2007 and its performance has been made under my supervision; and
(ii)
to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations, as a Master Servicer, under the Agreement in all material respects throughout such period.
Effective Date of Certification: March 9, 2008
/s/ Catherine J. Rodewald
Catherine J. Rodewald, President
& CEO